UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 10, 2014

MOBETIZE CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-181747	99-0373704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Birch Bay Road, Suite 205, Blaine, WA, USA	98230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 347-4515

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure Of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

Effective October 10, 2014, Chris Convey resigned as our Chief Operations Officer and Corporate Secretary of the Company.  Mr. Convey’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

On September 15, 2014, Elena Karamushko was appointed as our Financial Controller.

Elena Karamushko (age 33) – Financial Controller

Ms. Karamushko is a Chartered Accountant with over 11 years of experience in various senior roles.

From December 2004 to February 2011, Ms. Karamushko has worked in the audit practice of BDO Canada LLP (“BDO”) managing international public company audit engagements. A few of her responsibilities included the audit and review of multicurrency financial statements, continuous reporting material of public companies, performance of detailed analysis of consolidations of multiple foreign entities, and analysis of internal controls.  From March 2011 to August 2013, Ms. Karamushko was a Senior Analyst at Powerex Corp. (“Powerex”), a company involved in buying and supplying physical wholesale power, natural gas, and ancillary services.  While at Powerex, she reviewed financial statements and notes to financial statements of various energy trading counterparties, some of which included financial institutions, energy utilities, and public companies, evaluated key performance indicators against historical trends and forecast, and analyzed energy trading deals.

Ms. Karamushko graduated from Simon Fraser University with a Bachelor in Business Administration with a concentration in accounting in October 2004.  In December 2007, she obtained her Chartered Accountant Designation.

Our company believes that Ms. Karamushko has the education, business and financial experience and skills necessary to be the Financial Controller of our company. Ms. Karamushko’s experience in public and private accounting practices will be an asset to our company.

On August 13, 2014, Eric Dumois was appointed as our VP Product and Compliance.

Eric Dumois (age 50) – VP Product and Compliance

With over 20 years of experience in the financial services industry from all perspectives, Mr. Dumois leverages a strong technical background and an equally strong business development and proactive marketing acumen to enable products and services to “see the light of day”.

Mr. Dumois’s previous experience managing and executing the MetroPCS Financial Services portfolio, which included general-purpose re-loadable products, Mobile Banking solutions, and Mobile Commerce strategy is a great asset for Mobetize.

Eric has been a thought leader and key note speaker at the 2013 Prepaid Expo http://www.prepaidpressexpo.com/ and a speaker at Money 2020, the leading global event for innovations in money. In past assignments, Eric led the North American launch of biometric devices for Hitachi and smartcard-enabled POS devices for Hypercom and Intellect.

Graduating with a Bachelor's Degree in Electrical Engineering, Eric Dumois started his career designing Digital Flight Controls for U.S. fighter jets. Later, he would enter the financial services industry as a self-taught programmer moving up the management ranks in marketing and business positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBETIZE CORP.

/s/ Stephen Fowler
Stephen Fowler
Chief Financial Officer and Director

Date:	October 20, 2014